Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF MARCH 31, 2014

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$130,317
Cash equivalents held in trust	37,891

Total investments held in trust	168,208

Cash and cash equivalents	3,275
Fixed-maturity securities, at fair value	7,526
Accrued investment income	778
Premiums receivable	604

Total assets	$180,391

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$32,801
Losses payable	1,426
Unearned premiums	1,267
Accrued ceding commission expense	50
Other liabilities	201

Total liabilities	35,745

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	74,766

Total stockholder’s equity	144,646

Total liabilities and stockholder’s equity	$180,391

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED MARCH 31, 2014

(in thousands)

Revenues:
Premiums earned	$591
Net investment income	(78)

Total revenues	513

Expenses:
Underwriting Expenses	390
General and administrative expenses	216

Total expenses	606

(Loss) income before federal income taxes	(93)
Federal income tax benefit	—

Net (loss) income	$(93)